Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-200331, No. 333-205485 and No. 333-210497) and F-3 (No. 333-210496) of NeuroDerm Ltd. of our report dated March 28, 2017 relating to the financial statements, which appears in this annual report on Form 20-F.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 29, 2017	Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of
PricewaterhouseCoopers International Limited